EXHIBIT 2.2

AGREEMENT OF MERGER BETWEEN

ESIO WATER AND BEVERAGE DEVELOPMENT CORP.

AND

UPD HOLDING CORP.

AGREEMENT OF MERGER made as of the 28th day of December 2015, by and between Esio Water And Beverage Development Corp, a Nevada corporation (hereinafter "ESIO"), and UPD Holding Corp, a Nevada corporation (hereinafter "UPDH"). ESIO and UPDH are sometimes hereinafter collectively referred to as the "Parties".

RECITALS:

WHEREAS, ESIO formed UPDH on December 24 , 2015.

WHEREAS, UPDH is currently the wholly-owned subsidiary of ESIO.

WHEREAS, ESIO desires to change its name to UPD Holding Corp.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Parties hereto have agreed and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1.      Pursuant to NRS 92A.180, UPDH shall merge with and into ESIO (the "Merger").

2.      ESIO shall be the surviving entity of the Merger and the existence of UPDH shall cease thereafter.

3.      The name of ESIO shall be hereby changed to UPD Holding Corp. as part of the Merger and ESIO's Articles of Incorporation shall be restated to reflect such name change.

4.      Since UPDH is a wholly-owned subsidiary of ESIO, no consideration shall be issued or paid by ESIO to the shareholders of UPDH.

1

5.      This Agreement of Merger and the contemplated Merger hereby has been approved by the Board of Directors of the Parties, but by the shareholders of neither Party, pursuant to NRS 92A.180.

6.      Articles of Merger concerning the Merger shall be filed with the Secretary of the State of Nevada and this Agreement of Merger may be filed with such document.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement of Merger to be signed in its corporate name by its duly authorized officer, all as of the date first above written .

ESIO WATER & BEVERAGE DEVELOPMENT CORP.

By:	/s/ Mark W. Conte
Mark W. Conte, President

UPD HOLDING CORP.

By:	/s/ Mark W. Conte
Mark W. Conte, President

2